For Immediate Release

Media:
Thomas Furr
Smart Online, Inc.
919-765-5000
tfurr@smartonline.com

Smart Online Selects Ethical Advocate for Section 301 Sarbanes-Oxley Reporting Compliance

RESEARCH TRIANGLE PARK, N.C., October 03, 2006 — Smart Online (OTCBB: SOLN) Smart Online, Inc., a leading provider of Software-as-a-Service (SaaS) for the small business market, today announced that it had engaged Ethical Advocate, a leading provider of anonymous and confidential online incident reporting solutions to comply with the complaint reporting provisions of Section 301of the Sarbanes-Oxley Act of 2002.

The Ethical Advocate product will be an integral part of Smart Online’s improvement of its internal control program. The product is designed to insure transparency and compliance with Sarbanes-Oxley.

According to Michael Nouri, ceo and president of Smart Online, Inc., “We are pleased to announce another step to insure our employees, shareholders, and the investment community of our commitment to proper corporate governance. We pride ourselves on maintaining a work environment that not only allows, but encourages our employees to report questionable matters safely and anonymously.”

“It is clear that Smart Online values the input of its stakeholders and is working to build robust ethics programs,” said Ethical Advocate’s president, Jacob Blass. “Our clients recognize that having these programs builds employee and shareholder trust, and when trust is present, everyone benefits.”

About Smart Online, Inc.

Smart Online Inc. (OTCBB: SOLN), a pioneer of Web-native applications, offers a private-label syndicated online business platform that enables Web delivery of applications and services used to start and manage small businesses. In 1999, Smart Online converted its business applications to a Software-as-a-Service (SaaS) Web delivery model. Today, the company markets its Web-based business applications to customers via its private-labeling of its syndicated software services to corporations in the financial services, media, manufacturing and telco industries. These companies private-label and add to their Web sites Smart Online’s applications to enable their existing business customers, and new customers, to run their businesses more efficiently without the upfront capital typically required for integrated business software and IT resources. To learn more go to http://www.smartonline.com.

Smart Online, the Smart Online logo, and OneBiz are trademarks and/or registered trademarks of Smart Online Inc. in the United States. Other marks belong to their respective owners.

About Ethical Advocate

Ethical Advocate, and its parent company KJAS, provide systems to manage confidential data and information for corporate, government, and educational institutions. Ethical Advocate provides confidential and anonymous incident reporting, supporting Sarbanes-Oxley, HIPAA, and many other regulatory and reporting needs. Persons desiring to report incidents, indiscretions, or suggestions can do so securely, 24/7/365, with privacy and anonymity, on the Internet in 14 languages, or through its Call Center in 150 languages. Ethical Advocate also provides custom designed live and on-line Ethics Trainings and seminars. For more information, visit the website at www.ethicaladvocate.com or call (888) ETHICS6.

Forward-Looking Statements

Statements in this press release that are “forward-looking statements,” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, difficulties in transitioning our Sarbanes-Oxley reporting compliance processes to an outsource vendor and establishing appropriate safeguards to insure compliance with section 301 of the Sarbanes-Oxley act. For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factors Section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q, copies of which may be obtained on the Web site of the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Smart Online on the date hereof. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.